SECURITIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 4, 2004
                                                           ------------


                      LEXINGTON CORPORATE PROPERTIES TRUST
                      ------------------------------------
             (Exact Name of Registrant as specified in its charter)


       Maryland                          1-12386                 13-3717318
       --------                          -------                 ----------
(State or other jurisdiction        (Commission File            (IRS Employer
   of incorporation)                     Number)             Identification No.)


            One Penn Plaza, Suite 4015, New York, New York 10119-4015
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 692-7200
                                 --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)









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Item 5. Other Events.

On June 4, 2004, Lexington Corporate Properties Trust (the "Company") entered into a joint venture agreement with Utah State Retirement Fund (the "Utah Fund"). The joint venture will acquire single tenant office, industrial and retail properties leased to single tenant users. The Company and the Utah Fund expect to make equity contributions of $15 million and $35 million, respectively. Acquisitions will be additionally funded through the use of property specific, non-recourse mortgage financings up to 65% of acquisition costs.

The Company's subsidiary, Lexington Realty Advisors, Inc. ("LRA"), has entered into a management agreement with the joint venture whereby LRA will receive fees for performing services relating to the acquisition, financing and management of the properties acquired by the joint venture.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) not applicable

        (b) not applicable

        (c) Exhibits

               10.1 Limited Partnership Agreement of Triple Net Investment Company LLC dated as of June 4, 2004.

               99.1 Press release issued by the Company dated June 15, 2004, announcing joint venture agreement

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        By: Lexington Corporate Properties Trust

June 15, 2004                           By:/s/ Patrick Carroll
                                           ------------------------------------
                                           Patrick Carroll
                                           Chief Financial Officer